EXHIBIT 10.3

AMENDMENT TO
JMAR TECHNOLOGIES, INC.
2006 EQUITY INCENTIVE PLAN

Section 4.1 of the 2006 Equity Incentive Plan (the “Plan”) is hereby amended to read as follows:

“4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued under this Plan shall not exceed 20,000,000 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company following original issuance.”